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                                                               Exhibit 10.157

                    AMENDED AND RESTATED PROMISSORY NOTE

$18,000,000                                              October 17, 2000

     FOR VALUE RECEIVED, ENVIRON HOLDINGS, INC., a Delaware corporation, ENVIRON INTERNATIONAL CORPORATION, formerly known as APBI Environmental Sciences Group, Inc., a Virginia corporation, and ENVIRON FACILITY SERVICES CORPORATION, a Virginia corporation (collectively referred to herein as "Maker"), jointly and severally promise to pay to the order of APPLIED BIOSCIENCE INTERNATIONAL INC., a Delaware corporation (herein, together with any subsequent holder of this Note, referred to as "Payee"), in lawful money of the United States of America, the principal sum of Eighteen Million Dollars ($18,000,000), together with interest in arrears on the unpaid principal balance at an annual rate equal to eight percent (8%) (the "Rate"), in the manner and subject to the terms and conditions set forth hereinbelow. Interest shall be calculated on the basis of actual days elapsed over a 360-day year.

     This Note is the Restated Seller Note referred to in that certain Amendment No. 3 to Credit and Security Agreement of even date herewith by and among Maker and Payee, which amends that certain Credit and Security Agreement by and among Environ Holdings, Inc., Environ International Corporation and Payee dated February 2, 1999 (as thereafter amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Credit Agreement"), is one of the Credit Documents referred to in the Credit Agreement, and is subject to the terms and conditions of the Credit Agreement, which are, by this reference, incorporated herein and made a part hereof. However, neither this reference to the Credit Agreement nor any provision thereof shall impair the absolute and unconditional obligation of Maker to pay the principal and interest on this Note as herein provided. Capitalized terms used in this Note without definition shall have the meanings set forth in the Credit Agreement. This Note amends and restates in its entirety that certain Promissory Note dated February 2, 1999, from Environ Holdings, Inc. and Environ International Corporation to Payee in the original principal amount of $18,000,000.00 (the "Original Note"). It is expressly agreed that the indebtedness evidenced by the Original Note has not been extinguished or discharged by this Note and is included in the amount due to Payee from Maker. Maker and Payee acknowledge and agree that the outstanding principal balance on this Note as of the date hereof is $18,000,000.00.

     This Note is subject to subordination as set forth in the Credit Agreement.

1.  PAYMENTS

    1.1  PRINCIPAL AND INTEREST

         (a) Interest only shall be payable on this Note until January 31, 2004, when principal shall begin to be repaid in accordance with paragraph 1.1(b) below. Prior to January 31, 2003, accrued interest on the outstanding principal hereunder calculated at the Rate shall be due
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and payable in four (4) annual installments of One Million Four Hundred Forty
Thousand Dollars ($1,440,000), each payment due and payable on January 31 for the years 2000-2003.

          (b) Principal shall be repaid in eight (8) annual installments of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), each payment being due and payable on January 31 in the years 2004-2011, together with accrued interest on the outstanding principal hereunder calculated at the Rate. All principal and accrued interest shall be paid in full on or before January 31, 2011 (the "Maturity Date"). Partial payments made by Maker to Payee shall be applied in such order as Payee may determine in Payee's discretion.


     1.2  MANNER OF PAYMENT

     All payments of principal and interest on this Note shall be made by certified or bank cashier's check to Payee at 3151 Seventeenth Street Extension, Wilmington, NC 28412, or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. All payments shall be made without set-off, counterclaim or deduction of any kind. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of North Carolina.

     1.3  PREPAYMENT

     This Note is subject to prepayment as set forth in the Credit Agreement.

2.   DEFAULTS

     2.1  EVENTS OF DEFAULT; REMEDIES

     Upon the failure of Maker to pay when due any payment of principal or interest on this Note which failure continues for ten (10) days after the due date thereof, or upon the occurrence of any other Event of Default, Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, (ii) exercise any and all rights and remedies available to Payee under the Credit Documents, and (iii) exercise any and all rights and remedies available to Payee under applicable law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code ("UCC") of the State of Virginia or the UCC of any other jurisdiction whose law may govern the perfection of the liens and security interests granted under the Credit Documents. Payee may impose a late charge of five percent (5%) of the amount of any installment of principal and/or interest not paid on or before the tenth (10/th/) day after such installment is due. After the occurrence of an Event of Default or after the maturity date hereof, the entire principal balance hereof, together with accrued interest, shall bear interest at the rate of eleven percent (11%) per annum. All rights and remedies of Payee for an Event of Default, whether granted herein or otherwise, shall be

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cumulative and may be exercised singly or concurrently and/or from time to time in Payee's discretion. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees and costs of collection.


     2.2  NOTICE BY MAKER

     Maker shall notify Payee in writing within five (5) days after the occurrence of an Event of Default of which Maker acquires knowledge.

3.  MISCELLANEOUS

    3.1 WAIVER

    No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or cumulative exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given to Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest. Maker and all endorsers, sureties and guarantors hereof hereby waive presentment for payment, demand, protest, notice of nonpayment or dishonor, and any and all other notices and demands whatsoever, and any and all defenses on the grounds of any extension of time for payment which may be granted by Payee or any failure by Payee to assert any legal rights available to Payee, and agree to remain bound until the entire indebtedness evidenced by this Note is paid in full. Maker acknowledges the sufficiency and receipt of the full consideration required of the Payee for this Note and that this Note is the legal and binding obligation of each Maker enforceable in accordance with its terms.

     3.2  NOTICES

     Any notice required or permitted to be given hereunder shall be given in accordance with Section 7.08 of the Credit Agreement.

     3.3  SEVERABILITY

     If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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     3.4  GOVERNING LAW

     This Note will be governed by the laws of the State of Virginia without regard to conflicts of laws principles and without regard to the location of any Maker, any guarantor hereof, or of any properties or assets granted as security for this Note.

     3.5  PARTIES IN INTEREST

     This Note shall bind each Maker and its successors and assigns and inure to the benefit of Payee and its successors and assigns. No Maker may assign its rights or obligations hereunder without the prior written consent of Payee.

     3.6  SECTION HEADINGS; CONSTRUCTION

     The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof. This Note may not be amended, changed or modified in any respect except by a written document which has been executed by Maker and Payee.

     3.7  TIME OF THE ESSENCE

     Time is of the essence with respect to all dates and time periods set forth in this Note.

     3.8. JOINT AND SEVERAL LIABILITY

     The obligations and liabilities of Environ Holdings, Inc., Environ International Corporation and Environ Facility Services Corporation are the joint and several obligations of each of them.

     3.9  MUTUAL WAIVER OF JURY TRIAL

     Maker and Payee waive all rights to trial by jury of any claims of any kind arising under or relating in any way to this Note or to the other Credit Documents. Maker and Payee acknowledge that this is a waiver of a legal right and represent to each other that these waivers are made knowingly and voluntarily after consultation with counsel of their choice. Maker and Payee agree that all such claims shall be tried before a judge of a court having jurisdiction without a jury.

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     IN WITNESS WHEREOF, and intending to be legally bound hereby, Maker executes this Note under seal as of the date first written above.



WITNESS:                             ENVIRON HOLDINGS, INC.,
                                     a Delaware corporation

/s/ Margaret Breyer                  By: /s/ Joseph Highland
----------------------                   --------------------------------(SEAL)
                                         Name: Joseph Highland              .
                                               --------------------------
                                         Title: Chairman, Chief Executive
                                                Officer & Secretary
                                                --------------------------  .

                                     ENVIRON INTERNATIONAL CORPORATION,
                                     a Virginia corporation

/s/ Margaret Breyer                  By: /s/ Joseph Highland
----------------------                   ---------------------------------(SEAL)
                                         Name:  Joseph Highland
                                                --------------------------  .
                                         Title: Chairman, Chief Executive
                                                Officer & Secretary
                                                --------------------------  .


                                     ENVIRON FACILITY SERVICES CORPORATION,
                                     a Virginia corporation

/s/ Margaret Breyer                  By: /s/ Joseph Highland
----------------------                   ---------------------------------(SEAL)
                                         Name:  Joseph Highland
                                                --------------------------  .
                                         Title: Chairman, Chief Executive
                                                Officer & Secretary
                                                --------------------------  .

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